UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
Current Report
Pursuant To Section 13 Or 15(D) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or organization)	Number)	Identification Number)

20415 Nordhoff Street, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 773-0900
Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Report, “we”, “us,” “our,” “MRV,” “registrant” or the “Company” refer to MRV Communications, Inc. and its consolidated subsidiaries.

Item 1.01.	Entry into a Material Definitive Agreement.
As previously reported in its Current Report on Form 8-K filed January 31, 2007, on January 26, 2007 registrant and its newly-formed, wholly-owned subsidiaries, Lighthouse Transition Corporation (“LTC”) and Lighthouse Acquisition Corporation (“LAC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fiberxon, Inc., a privately-held Delaware corporation (“Fiberxon”) having its principal operations and substantially all of its assets in the People’s Republic of China (“PRC”). Under the Merger Agreement, registrant agreed to acquire all of the outstanding capital stock of Fiberxon for consideration composed of (i) approximately $17.7 million in cash, (ii) approximately 18.4 million shares of registrant’s common stock (excluding shares of registrant’s common stock underlying outstanding Fiberxon stock options), and (iii) a deferred obligation to pay approximately $31.5 million in cash or shares of registrant’s common stock, or a combination thereof (the “deferred consideration payment”), within 18 months of the closing of the Fiberxon acquisition, or sooner upon the occurrence of certain acceleration events. In addition, registrant agreed to assume all outstanding Fiberxon stock options and convert such options into options to purchase shares of registrant’s common stock based on an Option Exchange Ratio, as defined in the Merger Agreement.
As so reported and as originally agreed under the Merger Agreement, the parties contemplated that the shares of registrant’s common stock issued under the Merger Agreement would generally be freely tradable in the open market subject to Rule 145 of the Securities Act and that the deferred consideration payment would amount to more or less than $31.5 million if registrant’s wholly-owned subsidiary Luminent, Inc. (“Luminent”) successfully completed an initial public offering (“IPO”) within 18 months of the closing of the Fiberxon acquisition in that, in such event and in lieu of $31.5 million, MRV agreed to pay an amount equal to 9.0% of the product obtained by multiplying (x) the price per share to the public in the Luminent IPO, less the discount provided to the underwriters, by (y) the total number of shares of Luminent Common Stock outstanding immediately prior to the effectiveness of the agreement between Luminent and the underwriters of the Luminent IPO.
On June 26, 2007, the above-mentioned parties to the Merger Agreement agreed to amend it, executing on that date Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”). The following summary of the principal terms of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Report as Exhibit 99.1 and incorporated herein by this reference.
In the Amendment, the parties agreed to:
•	remove as conditions precedent to the closing provisions requiring (a) that Fiberxon deliver to MRV its audited consolidated financial statements prior to closing, and (b) that no more than three percent Fiberxon’s capital stock be Dissenting Shares (as defined in the Merger Agreement);

•	lower the threshold of consent required from holders of the various classes and series of Fiberxon’s capital stock to approve the Amendment and the transactions contemplated by the Merger Agreement, including the immediate sequential mergers of LTC with and into Fiberxon and Fiberxon with and into LAC (the “Mergers”);

•	restrict the transferability of the shares of registrant’s common stock to be issued in the Mergers to Fiberxon’s stockholders during an agreed upon “Lock-up Period”, defined in the Amendment to be the earlier of (a) one year from the Closing Date and (b) three (3) trading days following the date (the “Financials Receipt Date”) of MRV’s receipt of Fiberxon’s audited consolidated financial statements for the years ended December 31, 2004, 2005 and 2006 in the form specified in the Amendment;

•	extend the deferred consideration payment and the duration of the related set-off period during which the registrant may exercise its rights of set-off as provided in the Merger Agreement to the earlier of (a) 18 months from the Financial Receipt Date and (b) the third trading day after Luminent’s IPO;

•	share equally the third-party, out-of-pocket fees and expenses incurred following the closing that are associated with the preparation and delivery of the Fiberxon’s audited financial statements to MRV;

•	revise, clarify or correct certain defined terms in the Merger Agreement; and

•	establish an intended closing and effective date of July 1, 2007.
In addition, registrant agreed in the Amendment to issue a stop order to its transfer agent restricting the transferability of the shares of registrant’s common stock held by registrant’s directors and executive officers during the Lock-up Period.

Except as contracting parties to the Merger Agreement and the Amendment and the transactions contemplated thereby and with respect to transaction of March 29, 2007, involving the Indemnification Agreement and Standby Letter of Credit, reported by registrant in Item 1.01 of registrant’s Current Report on Form 8-K dated April 2, 2007 and filed with the Securities and Exchange Commission (“SEC”) on April 4, 2007 (which Item is hereby incorporated herein by this reference), neither registrant nor any of its affiliates had any relationship with Fiberxon, Inc. or its affiliates through and including the date of the Amendment.
Information in this Report, does not constitute an offer to sell, or the solicitation of an offer to buy, any securities of registrant, Luminent or otherwise.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
Reference is made to Item 1.01 of this Report for disclosures regarding the Amendment and the definitions of certain terms used in this Report.
On July 1, 2007 (the “Effective Date”), registrant and Fiberxon consummated the closing of the Merger Agreement, as amended by the Amendment (collectively the “Merger Agreement”), and effected the Mergers. As part of the same overall transaction and pursuant to one integrated plan, on the Effective Date each share of Fiberxon capital stock outstanding immediately prior to the Effective Date, converted into a right to receive from MRV a proportionate amount of the Merger Consideration (as defined in the Merger Agreement), consisting of cash, shares of registrant’s common stock and deferred consideration payment, each as disclosed in Item 1.01 of this Report. In addition, registrant assumed outstanding Fiberxon’s outstanding options, which were converted into and became exercisable as of the Effective Date to purchase up to approximately 2.8 million shares of registrant’s common stock. An aggregate of 21,188,630 shares of registrant’s common stock are issuable in conjunction with the closing of the Mergers, approximately 17% of registrant’s outstanding common stock just prior to entry into the Merger Agreement.
Upon the Effective Date, LAC succeeded to all of Fiberxon’s business, properties and assets and assumed its obligations (other than the outstanding options to purchase shares of Fiberxon’s common stock that were assumed by registrant), changed its name to Fiberxon, Inc. and remains, along with Luminent, a wholly-owned subsidiary of registrant. Upon the Effective Date, the leadership of Fiberxon and Luminent were unified under one management team.
Except as contracting parties to the Merger Agreement and the Amendment and the transactions contemplated thereby and with respect to transaction of March 29, 2007, involving the Indemnification Agreement and Standby Letter of Credit, reported by registrant in Item 1.01 of registrant’s current Report on Form 8-K dated April 2, 2007 and filed with the SEC on April 4, 2007 (which Item is hereby incorporated herein by this reference), neither registrant nor any of its affiliates had any relationship with Fiberxon, Inc. or its affiliates through and including the Effective Date.
Investors are referred to Item 8.01 of this Report for a discussion of certain risks and other factors resulting from registrant’s acquisition of Fiberxon (in addition to those risks relating to registrant’s acquisition of Fiberxon included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2006, which registrant filed with the SEC on March 6, 2007, and in Part I, Item 2 in the section of Management’s Discussion and Analysis of Financial Condition and Results of Operations captioned “Certain Factors That Could Affect Future Results” and Part II, Item 1A of registrant’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2007, which registrant filed with the SEC on May 7, 2007). Investors are urged to also read the disclosures referenced in the preceding sentence in their entirety.

Item 2.02.	Results of Operations and Financial Condition.
On July 2, 2007, registrant issued a press release, which, among other things, updated earnings guidance registrant had provided on April 25, 2007. A copy of the press release is attached hereto as Exhibit 99.2. The section of Exhibit 99.2 under the heading “Updated Earnings Guidance for Q2 2007” is hereby incorporated herein by reference.
The information included in this Item 2.02, as well the above-referenced section of Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided under Items 1.01 and 2.01 regarding the Amendment and the deferred consideration payment registrant incurred upon the Effective Date are incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.
Registrant refers to Items 1.01 and 2.01 of this Report and incorporates herein by this reference the disclosures contained therein to the extent relating to its agreement to issue and sell, and its issuance and sale of, its securities in connection with the Mergers.
In issuing and selling its securities on the Effective Date in exchange for the outstanding capital stock and options of Fiberxon, registrant relied upon the exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”) provided by Section 3(a)(10) of the Securities Act. On May 30, 2007, the California Department of Corporations, a State agency expressly authorized by law to approve the terms and conditions of such exchange of securities, held a hearing on the fairness of terms and conditions of registrant’s proposed payment in cash and issuance of securities in exchange for Fiberxon’s outstanding securities at which hearing all persons to whom registrant proposed to issue its securities in such exchange had the right to appear and thereafter on May 30, 2007 (with respect to the securities to be issued pursuant to the Merger Agreement) and on June 27, 2007 (with respect to the securities to be issued pursuant to the Merger Agreement as amended by the Amendment) approved the fairness of terms and conditions of registrant’s proposed payment in cash and issuance of securities in exchange for Fiberxon’s outstanding capital stock and options.

Item 8.01.	Other Events.
You should carefully consider and evaluate all of the information in this Report in combination with the more detailed description of our business and the risks associated with it in our annual report on Form 10-K for the year ended December 31, 2006, which we filed with the Securities and Exchange Commission on March 6, 2007, and in our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2007, which we filed with the SEC on May 7, 2007. As a result of the closing of our acquisition of Fiberxon on July 1, 2007, there have been material changes in the Risk Factors we previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2007 and such changes are reflected immediately below. The following risk factors, as well those contained in our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the Quarter ended March 31, 2007 and below in this Report are not the only ones facing us. Additional risks not now known to us from our business generally and as a result of our acquisition of Fiberxon may also impair our business, financial condition and results of operations.
Unless We File an Amendment to this Form 8-K containing Fiberxon’s Audited Consolidated Financial Statements and the Pro Forma Financial Information Required by Item 9.01 of Form 8-K by September 14, 2007, We Will Not Be in Compliance With Our Reporting Obligations under the Exchange Act. Our Failure to Comply with Our Reporting Obligations Under the Exchange Act May Lead to the Delisting of Our Common Stock from the NASDAQ Stock Market and Cause a Default in our 2003 Notes and/or Cause Us Other Adverse Consequences.
In order to close the acquisition of Fiberxon on July 1, 2007, we, among other things, waived the condition precedent to the closing requiring that Fiberxon deliver to us its audited consolidated financial statements at, and for the years ended, December 31, 2004, 2005 and 2006. Under Item 9.01, of Form 8-K, we must include Fiberxon’s audited consolidated financial statements and pro financial information in the form and for the periods specified in Regulation S-X, the SEC’s regulation containing the rules governing the form and content of financial statements for public companies, in an amendment to this Form 8-K that we must file with the SEC by September 14, 2007 (71 days after the date that this initial Report on Form 8-K must be filed as a result of our acquisition of Fiberxon). Until the date on which the Fiberxon’s audited financial statements and the pro forma financial information specified by Item 9.01 of Form 8-K are filed with the SEC, no registration statement that we file with the SEC seeking to register our securities for issuance, sale or resale, including for capital raising transactions, additional acquisitions or for our employee benefit programs, will be declared effective by the SEC and thus our capital raising activities and ability to provide new equity incentives to our employees will be substantially curtailed during that period.
Although we intend to devote and invest the financial, personnel and other resources that we have available in effort to obtain the Fiberxon financial statements and pro forma financial information necessary to file an amendment to this 8-K timely, we can provide no assurances that we will ultimately be able to do so. Our inability to obtain such information by the September 14, 2007 deadline would result in noncompliance with our reporting obligations under the Exchange Act. Such noncompliance, in turn:

•	Would render us ineligible, until at least October 1, 2008, to use the SEC’s short-form registration statement on Form S-3 to register the issuance of our securities for any capital raising activities;

•	May lead to the delisting of our common stock from the Nasdaq Stock Market and, if that occurs, cause us a default on our 2003 Convertible Notes, among other adverse consequences; and

•	Could, depending on when Fiberxon’s financial statements become available, have other material and adverse consequences that are summarized below.
During the course of our negotiations with Fiberxon leading up to the execution of the Merger Agreement, and thereafter during our due diligence investigation of Fiberxon, we learned of allegations of financial and accounting irregularities that called into question the reliability of Fiberxon’s consolidated financial statements for its fiscal years ended December 31, 2004 and 2005 and raised serious concerns regarding Fiberxon’s financial and reporting processes. We have been advised that these irregularities led to the termination of Fiberxon’s Chief Executive Officer and Vice President of Finance (principal accounting officer) during the first half of 2007 and to the commencement of investigations by Fiberxon’s audit committee into the nature and extent of the irregularities and their effect on Fiberxon’s historical financial statements as well as those to be prepared for its fiscal year ended December 31, 2006. We further learned in June 2007 that the independent accountants engaged by Fiberxon in April 2007 to audit Fiberxon’s financial statements at and for each of the three years ended December 31, 2006 had reported to Fiberxon’s audit committee that in addition to irregularities identified and reported by Fiberxon’s audit committee, Fiberxon’s independent accountants had identified a number of serious issues and encountered significant difficulties in the performance of its audit that, in the view of Fiberxon’s auditors, called into question the commitment of Fiberxon’s management to maintain reliable financial reporting systems, including accounting books and records, in conformity with accounting principles generally accepted in the United States or PRC; to identify and ensure that Fiberxon complies with the laws and regulations applicable to its activities and to inform Fiberxon’s auditors of any known material violations of such laws or regulations; to adjust Fiberxon’s financial statements to correct material misstatements; and to make all financial records and related information available to its auditors. In the view of Fiberxon’s auditors, these matters also raised doubt on the ability of Fiberxon’s existing management to provide its auditors the written representations required under auditing standards generally accepted in the United States. Later in June 2007, we learned that reports of subsequent investigations received by Fiberxon’s auditors from Fiberxon’s audit committee had not, in the view of Fiberxon’s auditors, brought closure to the issues raised previously by Fiberxon’s auditors, had raised additional issues and that Fiberxon’s auditors had determined to suspend its audit.
In the view of this decision by Fiberxon’s auditors and faced with a defined End Date of June 30, 2007 under the Merger Agreement for completion of the Mergers, we concluded the Fiberxon would not be able to deliver to us its audited financial statements by June 30, 2007 or within any reasonable extension of that date and further concluded that Fiberxon could not deliver the same to us while controlled by its existing management, board of directors or stockholders. Weighing these conclusions against our view that despite Fiberxon’s difficulties with its financial and reporting processes, that its fundamental business is sound, its current operations robust, its employees committed and dedicated to its success and that Fiberxon’s location in the People’s Republic of China would provide us with missing elements to our business that we view as critical to achieving our goals for the development and success of our fiber optics components business, we, with the unanimous approval of our board of directors, determined to complete the acquisition by amending the Merger Agreement to waive delivery by Fiberxon of its audited financial statement as a condition to the closing and to take control of that process ourselves, provided that Fiberxon would agree to defer the practical realization of most of the consideration to be received by its stockholders from the Mergers until we received Fiberxon’s financial statements in the form and content required under the SEC rules and that Fiberxon’s stockholders would share the cost incurred following the closing to obtain them. For information summarizing the Amendment to the Merger Agreement that we reached with Fiberxon that resulted in our consummation of the Mergers, see Item 1.01 of this Report.
While we have consummated the acquisition of Fiberxon and intend to commit our resources and manpower in the effort to obtain the historical financial statements and pro forma financial information required for an acquired business that is material to us within the time provided by Item 9.01 of Form 8-K, to do so will require a forensic examination of Fiberxon’s business, operations and financial condition and records for the periods required by Regulation S-X (which we currently believe will implicate Fiberxon’s fiscal years 2004, 2005 and 2006 and perhaps periods prior to fiscal 2004), potential reconstruction and reconciliation of erroneous or falsified business and financial records, preparation of the necessary financial statements and their audit by independent public accountants meeting the registration and independence prerequisites established by the Public Company Accounting Oversight Board and the SEC. In light of the difficulties encountered and the time already consumed by Fiberxon’s existing auditors engaged to conduct an audit of Fiberxon’s financial statements, an engagement that such auditors suspended in June 2007, our ability to obtain and file Fiberxon’s financial statement within the time allowed, and in the form and content required by, the SEC’s rules is problematic and does not appear likely.

In addition to our existing inability to have any registration statements we may file with the SEC declared effective until we satisfy the reporting requirements of Item 9.01 of Form 8-K, which also includes a registration statement filed by Luminent to conduct its previously announced IPO, and our ineligibility to use a Registration Statement on Form S-3 to register our securities for any capital raising activities if we do not file Fiberxon’s audited financial statements and pro forma financial information required by Item 9.01 of Form 8-K by September 14, 2007, for so long as we are unable to file such financial statements and financial information after September 14, 2007, we face:
•	Potential Nasdaq Delisting: At some point after September 14, 2007, we expect to receive a NASDAQ Staff Determination letter indicating that we are not in compliance with the NASDAQ continued listing requirements set forth in Marketplace Rule 4310(c)(14) because of our failure to comply with Item 9.01 of Form 8-K relating to filing of Fiberxon’s audited financial statements and pro forma financial information. Upon receipt of such letter, we will be required to disclose the same publicly. Although there are procedures provided that will permit our common stock to remain conditionally listed on NASDAQ while NASDAQ considers information we provide concerning the reasons for our delayed filing and our expectations regarding its resolution, we may not be able to convince NASDAQ to allow the continued listing of our common stock until we satisfy our reporting obligations under the Exchange Act by filing requisite Fiberxon financial statements and pro forma financial information and thus the listing of our common stock on NASDAQ may be terminated for such noncompliance. If our shares are delisted from NASDAQ, public trading, if any, in our common stock would be limited to the over-the-counter market. Consequently, the liquidity of our common stock could be impaired and the ability of holders to sell our stock could be adversely affected as would our ability to raise additional capital. Even if we thereafter obtain the requisite Fiberxon financial statements, we may not be able to satisfy NASDAQ’s initial listing requirements necessary to relist our shares on NASDAQ or to satisfy the initial listing criteria to list our shares on any other securities exchange and thus may not be able to re-establish an active trading market for our shares promptly.

•	Potential Default under 2003 Notes: The covenants under which our outstanding $23 million principal amount of convertible notes that mature in June 2008 (the “2003 notes”) provide, among other things, that we must maintain the listing of our common stock on NASDAQ and maintain the effectiveness of our shelf registration statement registering the shares issuable upon conversion of the 2003 notes. Our failure to comply with either of these covenants will result in a default of our 2003 notes, entitling the holder accelerate the maturity date of the 2003 Notes and require us to pay the outstanding principal amount, together with all accrued and unpaid interest. The requirement that we pay such amounts, at a time when, for the reasons stated above, we would expect to be limited in our ability to raise capital, could materially jeopardize our liquidity and ongoing ability to finance our businesses and otherwise have a material adverse effect on operating results and financial condition and the prevailing market price of our common stock.

•	Other Potential Delinquencies or Deficiencies in Filings Required under Our SEC Reporting Obligations: Our inability to obtain Fiberxon’s financial statements may also prevent or delay us from filing other required reports with the SEC. For example, we will begin to account for Fiberxon operations from and after the date of acquisition, namely, July 1, 2007. Accordingly we will be required to include Fiberxon’s statements of operations and cash flows and balance sheet in our consolidated financial statements at and for the three and nine months ending September 30, 2007 that we are required to provide in our Quarterly Report on Form 10-Q for the quarter then ending. Unless we have reliable financial statements of Fiberxon at the time we prepare our consolidated financials statements at and for the periods ending September 30, 2007 or at the time our Chief Executive Officer and Chief Financial Officer are required to provide the certifications for that Form 10-Q required by Rules 13A-14(A) and 13A-14(B) of the Exchange Act and Section 1350 of Title 18 of the United States Code as added by Section 906 of the Sarbanes-Oxley Act of 2002, which may not be possible in the absence of reliable opening balance sheet for Fiberxon at June 30, 2007, we may be forced to delay the filing with the SEC of our third quarter Form 10-Q beyond the deadline required therefor. For the same reasons we may be forced to delay the filing of our Annual Report on 10-K for the year ending December 31, 2007, unless Fiberxon’s financial statements are obtained in time to prepare and audit our fiscal 2007 consolidated financial statements and for our officers to certify our Form 10-K and this problem may continue to delay the filing of our future periodic reports required under the Exchange Act until such financial statements are obtained. A delay in one or more these required filings would further compound and extend the problems discussed above and below resulting from the closing of the Fiberxon acquisition and delays in our ability to obtain Fiberxon’s audited financial statements.

•	Fluctuations in the Market Price of Our Stock: Historically, the market price of our common stock has been extremely volatile and may become more so as a result of our acquisition of Fiberxon and the occurrence or potential occurrence of any of the risks discussed above or below or other risks perceived by investors or financial analysts as negative fallout to MRV or Luminent therefrom.

•	Potential Litigation. Securities class action and stockholder derivative litigation has often been brought against companies following periods of volatility in the market price of their securities or for perceived breaches of duties owing to the companies’ stockholders. Due to the volatility and potential volatility of our stock price generally, or as result of the consequences or potential consequences of our acquisition of Fiberxon, we may be the target of securities, derivative or other litigation in the future. Such litigation could result in substantial costs and divert management’s attention and resources and contribute to the delay in our ability to obtain Fiberxon’s audited financial statements.
Item 9.01. Exhibits.
(a) Financial statements of businesses acquired.
Registrant hopes to file the required Fiberxon audited financial statements by amendment to this Form 8-K not later than 71 calendar days after the date that its initial report on Form 8-K must be filed.
You are strongly encouraged you to review all Items included in this Form 8-K, including the risk factors and other matters discussed in Item 8.01 of this Report.
(b) Pro forma financial information.
Registrant hopes to file the required pro forma financial information by amendment to this Form 8-K not later than 71 calendar days after the date that its initial report on Form 8-K must be filed.
You are strongly encouraged you to review all Items included in this Form 8-K, including the risk factors and other matters discussed in Item 8.01 of this Report.
(d) Exhibits.

Exhibit No.	Description of Exhibit.
99.1	Amendment No. 1 to Agreement and Plan of Merger, dated June 26, 2007

99.2	Press release dated July 2, 2007 announcing the closing of the acquisition of Fiberxon

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: July 2, 2007

MRV COMMUNICATIONS, INC.
By:	/s/ KEVIN RUBIN

Kevin Rubin
Chief Financial Officer